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                                  EXHIBIT 3.5


                             ARTICLES OF AMENDMENT
                                     TO THE
                     ARTICLES OF INCORPORATION, AS AMENDED
                                       OF
                             HALLMARK CAPITAL CORP.


         Hallmark Capital Corp., a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board") duly adopted the necessary resolutions to create a new series of Preferred Stock consisting of 60,000 shares designated as Series A Junior Participating Preferred Stock, $1.00 par value per share, and pursuant to Section 180.0602 of the Wisconsin Business Corporation Law ("WBCL"), and the authority conferred upon the Board by the Articles of Incorporation, as amended, and to effectuate the foregoing, further approved the amendment of Subsection B of Article IV of the existing Articles of Incorporation, as amended, to read as follows:


                 B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time, in one or more classes or series, in any manner permitted by law pursuant to a resolution or resolutions of the Board, each class or series to be appropriately designated prior to issuance of any shares thereof. The Board is authorized to act under WBCL Section 180.0602 (or any successor statutory provision) to determine with respect to any class or series of shares of preferred stock the preference, limitations and relative rights, in whole or in part, before the issuance of any shares of that class or series. The Board also may create one or more series within a class and, with respect to any series, determine the number of shares, the distinguishing designation and preferences, limitation and relative rights, in whole or in part, before issuance of shares of that series.

                          1. DESIGNATION OF SERIES: NUMBER OF SHARES. There is designated a series of Preferred Stock titled as "Series A Junior Participating Preferred Stock," par value $1.00 per share (the "Series A Preferred Stock"), and the authorized number of shares constituting the Series A Preferred Stock shall be 60,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then outstanding, plus the number of such shares then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.





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                          2.      DIVIDENDS AND DISTRIBUTIONS.

                                  a.       Subject to the rights of the holders
         of shares of any other series of Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, such dividends, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time after February 21, 1997 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  b.       The Board shall declare, out of
         funds legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (a) of this Section immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                          3. VOTING RIGHTS. In addition to any other voting rights required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

                                  a.       Each share of the Series A Preferred
         Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph. In the event that the Corporation shall at any time after the effective date of this amendment to the Articles of Incorporation (the "Amendment") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the





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         Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  b.       Except as otherwise provided in this
         Amendment, in any other amendment establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation.

                                  c.       Except as otherwise provided in this
         Amendment or by applicable law, the holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (b) of this Section for the taking of any corporate action.

                          4.      CERTAIN RESTRICTIONS.

                                  a.       Whenever dividends or other
         distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                                        (1)     declare or pay dividends or
         make any other distributions on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

                                        (2)     declare or pay dividends, or
         make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

                                        (3)  redeem, purchase or otherwise
         acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock





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         in exchange for other shares of any class of capital stock of the
         Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

                                        (4)     purchase or otherwise acquire
         for consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

                                  b.       The Corporation shall not permit any
         subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph (a) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

                          5. REACQUIRED SHARES. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation of the Corporation, as amended from time to time, in any other amendment establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

                          6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $100, and (ii) an aggregate amount, subject to adjustment as hereinafter provided in this Section, equal to 100 times the aggregate per share amount to be distributed to the holders of Common Stock, or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock,





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         except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Amendment (a) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                          7. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Amendment declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                          8. NO REDEMPTION. The shares of the Series A Preferred Stock shall not be redeemable at any time.

                          9. RANK. Unless otherwise provided in the amendment establishing another series of Preferred Stock after the effective date of this Amendment, the Series A Preferred Stock shall rank, as to the payment of





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         dividends and the making of any other distribution of assets of the
         Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

                          10. AMENDMENTS. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

                          11. FRACTIONAL SHARES. Fractional shares of the Series A Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.


         The foregoing constitutes the text of this Amendment. None of the shares of Series A Junior Participating Preferred Stock authorized thereby has been issued as of the date hereof.


         This Amendment to the Articles of Incorporation, as amended, of the Corporation was adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on February 21, 1997 in accordance with
Section 180.0602 of the Wisconsin Business Corporation Law. Shareholder approval of this Amendment was not required.


         Dated as of the 21st day of February, 1997.



                                        By: /s/ James D. Smessaert
                                            ------------------------------
                                            James D. Smessaert,
                                            President/Chief Executive
                                            Officer/Chairman of the Board


               This document was drafted by and is returnable to:

                            JAMES P. PETERSON, ESQ.
                            MICHAEL BEST & FRIEDRICH
                           100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                              MILWAUKEE, WI  53202
                                 (414) 271-6560





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